Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
FITT Highway Products, Inc.

We hereby consent to the use in this Registration Statement of our report dated April 14, 2011, on the financial statements of FITT Highway Products, Inc. (the "Company"), as of and for the year ended December 31, 2010, which report appears in the Company's 2010 Annual Report on Form lO-K, incorporated herein by reference.

Newport Beach, California
November 4, 2011